Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of May 15, 2006, to the Credit Agreement (as defined below), between XL CAPITAL LTD, a Cayman Islands exempted limited company, X.L. AMERICA, INC., a Delaware corporation, XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company, and XL RE LTD, a Bermuda limited liability company, and DEUTSCHE BANK AG NEW YORK BRANCH, as the Lender.

The Obligors and the Lender are parties to a 364-day Credit Agreement dated as of December 23, 2005 (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by or on behalf of the Lender to the Account Parties in an aggregate principal or face amount not exceeding $100,000,000. The Obligors and the Lender wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Effective as of the date hereof as provided in Section 5 of this Amendment No. 1, the Credit Agreement is hereby amended as follows:

2.01. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions (or, in the case of any of the following defined terms that are already defined in the Credit Agreement, by amending and restating in its entirety each such term to read as set forth below) in their proper respective alphabetical locations:

“SCA” means Security Capital Assurance Ltd, a Bermuda limited liability company.

“SCA IPO” means the issuance or sale of common shares of SCA to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in connection with an underwritten offering.

“Significant Subsidiary” means, at any time, each Subsidiary of XL Capital that, as of such time, meets the definition of a “significant subsidiary” under Regulation S-X of the SEC; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Significant Subsidiary” of XL Capital.

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Subsidiary” of any Account Party. Unless otherwise specified, “Subsidiary” means a Subsidiary of an Account Party.

“XL Capital Group” means XL Capital Group as determined from time to time by A.M. Best & Co. (or its successor).

2.03. Section 6.09 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Notwithstanding anything in this Section to the contrary, from and after the SCA IPO, no Account Party will issue any Letter of Credit, or renew or permit to renew any Letter of Credit existing as of the SCA IPO, or use the proceeds of any Loan, to support the obligations of, or otherwise primarily for the general corporate purposes of, SCA and its Subsidiaries”.

2.04. Section 7.07 and 7.08 of the Credit Agreement entitled “Financial Strength Ratings” and “Private Act”, respectively, are hereby amended by re-numbering such sections as Sections 7.08 and 7.09, respectively.

2.05 Section 7.08 of the Credit Agreement is hereby amended by inserting the word “Group” immediately after the reference in the first line thereof to “XL Capital”.

Section 3. Waiver. Effective as of the date hereof as provided in Section 5 of this Amendment No. 1, the Lender hereby agrees that, notwithstanding anything in Section 7.02 of the Credit Agreement to the contrary, the issuance or sale of shares of SCA pursuant to the SCA IPO shall be permitted and shall not reduce the basket under Section 7.02(b) of the Credit Agreement available to the Account Parties and their respective Subsidiaries for the calendar year ending December 31, 2006.

Section 4. Representations and Warranties. Each Account Party hereby represents and warrants to the Lender that (i) the representations and warranties of such Account Party set forth in Article IV of the Credit Agreement are, on the date hereof, true and complete as if made on the date hereof (and after giving effect to this Amendment No. 1) and as if each reference in said Article IV to “this Agreement” includes reference to this Amendment No. 1 and (ii) both immediately before and after giving effect to the amendments under Section 2 hereof, no Default has occurred and is continuing.

Section 5. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Amendment No. 1 and the waiver under Section 3 of this Amendment No. 1 shall become effective, as of the date hereof, upon receipt by the Lender of one or more counterparts of this Amendment No. 1 duly executed and delivered by each of the Obligors and the Lender.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

XL CAPITAL LTD,

as an Account Party and a Guarantor

By:  /s/ Brian O’Hara
        Name:  Brian O’Hara
        Title:    President and Chief Executive
                     Officer

X.L. AMERICA, INC.,
as an Account Party and a Guarantor

By:  /s/ Gabriel Carino
        Name:  Gabriel Carino
        Title:    Senior Vice President &
                     Treasurer (XLGS)

XL INSURANCE (BERMUDA) LTD,
as an Account Party and a Guarantor

By:  /s/ Brian O’Hara
        Name:  Brian O’Hara
        Title:    Director

XL RE LTD,
as an Account Party and a Guarantor

By:  /s/ Brian O’Hara
        Name:  Brian O’Hara
        Title:    Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:  /s/ Richard Herder
        Name:  Richard Herder
        Title:    Managing Director

By:  /s/ Ruth Leung
        Name:  Ruth Leung
        Title:    Director